UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to Section 240.14a-12

SYCAMORE NETWORKS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

The following message will be made available to stockholders of Sycamore Networks, Inc. (the “Company”) who contact the Company’s Investor Relations Department by phone or email in connection with the previously announced transaction between the Company and Marlin Equity Partners.

“Please read this message carefully (or “please listen to this message carefully”, if by phone).

As set forth in the Company’s press release dated October 23, 2012, Sycamore announced that it has signed a definitive agreement to sell substantially all of the assets of its Intelligent Bandwidth Management business and that it will seek to dissolve the Company, subject to stockholder approval. For additional information concerning the sale of our Intelligent Bandwidth Management business, the acceleration of our pursuit of strategic alternatives for its IQstream business, and the dissolution of the Company, please refer to the 8-K and press release dated October 23, 2012, which are available on our web site http://www.sycamorenet.com.

If you are a Sycamore stockholder and have questions regarding Sycamore’s recent cash distributions, we have made available certain information relating to the distributions on the investor relations section of our web site http://www.sycamorenet.com/corporate/faq2012.asp.

Stockholders should consult their own broker, financial advisor or tax advisor for information regarding the investment or tax consequences of the cash distributions.

For general company information, please refer to the Company’s website at http://www.sycamorenet.com for information regarding recent announcements, products and the Company’s public disclosures.

Additional Information and Where to Find It

This communication may be deemed to be a solicitation of proxies from the Company’s stockholders in connection with the proposed asset sale and dissolution. In connection with the proposed asset sale and dissolution, the Company intends to file a proxy statement and relevant documents with respect to the special meeting to be held in connection with the proposed transactions with the Securities and Exchange Commission (“SEC”). The definitive proxy will be mailed to the Company’s stockholders in advance of the special meeting. Investors and security holders of the Company are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about the Company, Marlin and the proposed asset sale and dissolution. The proxy statement, when it becomes available, and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting Investor Relations, Sycamore Networks, Inc., 220 Mill Road, Chelmsford, Massachusetts 01824, telephone number (978) 250-3460. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed asset sale or dissolution.

Participants in the Solicitation

The Company and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed asset sale and dissolution. Information about the directors and executive officers, including their interests in the transactions, will be included in the Company’s proxy statement relating to the proposed transactions when it becomes available.”